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                                                                   EXHIBIT 10.16


                           INDEMNIFICATION AGREEMENT




         AGREEMENT, made as of the 6th day of November, 1996 between PARADYNE CORPORATION, a Delaware corporation (the "Corporation"), and the person signing this agreement as "DESIGNEE" (the "Designee"), with an address as set forth opposite his name.


                                  WITNESSETH:


         WHEREAS, the Corporation has asked the Designee to be available to assist the Corporation or one or more other affiliated companies or entities in an advisory capacity;

         WHEREAS, the Designee is willing to serve in such capacity or in similar or additional capacities including but not limited to the providing product and marketing advice, interim management services and consulting and the identification of potential candidates for employment for the Corporation on the condition that the Corporation indemnify him for liability which he might incur in such capacity or performing such services; and

         WHEREAS, the Corporation is willing to extend to the Designee such indemnification.

         NOW, THEREFORE, the Corporation and the Designee hereby agree as follows:

         1. Indemnification Obligation. Except to the extent expressly prohibited by applicable law, the Corporation shall promptly indemnify, defend, protect and hold harmless Designee (or such person's executor, administrator or personal representative being referred to hereafter as an "Indemnitee") if he, she or it was or is made, or is threatened to be made, a party to any action or proceeding, whether civil or criminal (including without limitation any action brought by or in the right of the Corporation), or who is a subject of a government investigation, by reason of: (A) the fact that at any time the Designee (i) is or was a director, officer or agent of the Corporation or any subsidiary or affiliate thereof, (ii) serves or served, at the request of the Corporation, as a director or officer or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or (iii) provided services on behalf of the Corporation whether prior to or subsequent to the date hereof; or (B) the hiring by the Corporation of any candidate with whom Designee has had any communication or conversation whether prior to or subsequent to the date hereof, against any and all liabilities, losses, judgments, fines (including excise taxes assessed with respect to an employee benefit plan pursuant to applicable law), amounts paid in settlement and expenses (including attorneys' fees, reasonably incurred) in connection with such action or proceeding, or any appeal therein, or government investigation, except where a judgment or other final adjudication adverse to such person establishes that with respect to (A) above: (a) the Designee's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or (b) that the Designee personally gained in fact a material financial advantage to which the Designee not legally entitled resulting directly from the acts or with respect to (B) above, Designee failed to act in good faith and in a manner Designee reasonably believed to be in or not opposed to the best interests of the Corporation.


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     2.  Advancement of Expenses. The Corporation shall advance or promptly reimburse upon request of the Indemnitee all expenses, including attorneys' fees, reasonably incurred by the Indemnitee in connection with any action, proceeding or government investigation of the kind referred to in Section 1 in advance of the final disposition thereof, subject to receipt of a written undertaking by or on behalf of the Indemnitee to repay such amounts if such person is ultimately found not to be entitled to indemnification under this Agreement or otherwise or, where found not to be entitled to indemnification under this Agreement or otherwise or, where indemnification is granted, to the extent the expenses so advanced or reimbursed exceed the amount to which the Indemnitee is ultimately determined to be entitled, provided that the Indemnitee shall cooperate in good faith with any request of the Corporation that common counsel be used by parties to any action, proceeding or government investigation who are similarly situated unless to do so would be inappropriate because of actual or potential differing interest between such parties.

     3. Interpretation. An Indemnitee may elect to have the provisions of this Agreement interpreted on the basis of the applicable law in effect either (i) at the time of the occurrence of the event or events giving rise to the action, proceeding or government investigation, to the extent permitted by law, or (ii) at the time indemnification or advancement or reimbursement of expense is provided or sought.

     4. Sanctions for Nonpayment. If a request to be indemnified or for the advancement or reimbursement of expenses pursuant to this Agreement or any other obligation of the Corporation is not paid in full by the Corporation within 30 days after a written claim has been received by either the President or Secretary of the Corporation therefor and the Indemnitee thereafter brings suit against the Corporation to recover the unpaid amount of the claim, the Corporation shall be obligated to pay the Indemnitee the expenses, including reasonable attorneys' fees, of prosecuting such claim, if such claim is successful in whole or in part. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition thereof where the required undertaking has been tendered to the Corporation) that the Indemnitee has not met the standards of conduct which, under the terms of this Agreement, require the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or independent legal counsel) prior to the commencement of such action to have made a determination that indemnification of the Indemnitee is proper in the circumstances because the Designee has met the applicable standard of conduct set forth in this Agreement, nor an actual determination by the Corporation (including its Board of Directors or independent legal counsel) that the Designee has not met such applicable standard of conduct, shall be a defense to such action or create a presumption that the Designee has not met such applicable standard of conduct.

     5. Nonexclusivity. The indemnification or advancement or reimbursement of expenses granted pursuant to or provided by the provisions of this Agreement shall be in addition to and shall not be exclusive of any other rights to indemnification and advancement or reimbursement of expenses to which such person may otherwise be entitled by law, Certificate or Incorporation, By-Law, insurance policy, contact or otherwise.


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     6.  Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

         (a) "The Corporation" shall include any legal successor to the Corporation, including any corporation or other entity which acquires all or substantially all of the assets of the Corporation in one or more transactions.

         (b) "Service" at the request of the Corporation shall include serving any corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise by virtue of (i) designation by resolution of the Board of Directors or Executive Committee of the Corporation or any subsidiary or affiliate thereof, (ii) a request by any officer of the Corporation or any subsidiary or affiliate thereof, whether or not in writing or (iii) election by action of the Corporation or any subsidiary or affiliate thereof as a shareholder, partner or other participant of or in such corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise.

         (c) "Subsidiary" shall include any corporation or other business organization of which the Corporation owns 20% or more of the voting equity.

     7. Invalidity. If any provision of this Agreement is determined to be unenforceable in whole or in part, such provision shall be modified so as to be enforceable, to the maximum extent allowed by law, and as so modified be enforced to the fullest extent permissible, it being the intent of this Agreement to provide indemnification to all persons eligible hereunder to the fullest extent permitted under law.

     8. No Waiver. The failure by either party at any time to require performance or compliance by the other of any of its obligations or agreements shall in no way affect the right to require such performance or compliance at any time thereafter. The waiver by either party of a breach of any provision hereof shall not be taken or held to be a waiver of any preceding or succeeding breach of such provision or as a waiver of the provision itself. No waiver of any kind shall be effective or binding, unless it is in writing and is signed by the party against which such waiver is sought to be enforced.

     9. Assignment. This Agreement and all rights hereunder are personal to the parties hereto and may not be transferred or assigned without the consent of the other party at any time.

     10. Amendment. This Agreement may be amended, modified, superseded, canceled, renewed or extended only by a written instrument executed by both of the parties hereto.

     11. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered personally or mailed by certified mail, return receipt requested, postage prepaid to the address of the applicable party as set forth below or as may be changed by notice given in accordance with the provisions of this Section 11 except that a notice of change of address shall not be deemed to have been duly given until actually received by the addressee.

     12. Binding Nature. This Agreement shall be binding upon and inure to the benefit of the personal representatives and successors of the respective parties hereto.


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     13.  Headings. The headings contained in this Agreement are for reference purposes only and shall in no way affect the meaning or interpretation of this Agreement.

     14. Governing Law. This Agreement and the rights and obligations of the parties hereto shall be construed in accordance with the laws of the State of Delaware without reference to choice-of-law rules.

     15. If a dispute shall arise hereunder and litigation is commenced to resolve such dispute the prevailing party shall be entitled to recover costs and reasonable attorney fees.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                             PARADYNE CORPORATION

                                             By: /s/ JAMES L. SLATTERY
                                                ------------------------------
                                                 Name:  James L. Slattery
                                                 Title: Senior Vice President
                                                 Address: 8545 126th Ave. N.
                                                          Largo, FL 33773
Dated: November 6, 1996                                   Attn: James Slattery


                                             DESIGNEE

                                             By: /s/ W. R. STENSRUD
                                                ------------------------------
                                                 Name: W. R. Stensrud
                                                 Title:
                                                 Address: 14309 Blue Sage Road
Dated: November 7, 1996                                   Poway, CA 92064


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